Exhibit 5.1

July 22, 2003

Kookmin Bank

9-1, 2-ga, Namdaemoon-ro, Jung-gu

Seoul, Korea 100-703

Ladies and Gentlemen:

We have acted as Korean counsel for Kookmin Bank (“Bank”), a corporation with limited liability established under the laws of the Republic of Korea, in connection with the preparation and filing with the Securities and Exchange Commission (“Commission”) under the Securities Act of 1933, as amended (“Securities Act”), of the Bank’s registration statement on Form F-4, including any amendments thereto (“Form F-4 Registration Statement”), relating to the issuance, in connection with the merger (“Merger”) of the Bank and Kookmin Credit Card Co., Ltd. (“KCC”), of shares of common stock with par value of Won 5,000 per share (“Shares”) to the KCC stockholders at an exchange ratio of .442983 share of the Bank for every one share of KCC.

We have reviewed the originals or copies certified or otherwise identified to our satisfaction of such instruments and other documents, and we have made such investigations of law, as we have deemed appropriate as a basis for the opinion expressed below.

Based upon the foregoing, and subject to the further qualifications set forth below, we are of the opinion that when the Shares have been duly executed and delivered by the Bank in connection with the Merger, the Shares will be validly issued, fully paid and non-assessable.

This opinion is confined to and given on the basis of the laws of the Republic of Korea, and we express no opinion with respect to those matters governed by or construed in accordance with the laws of any jurisdiction other than the Republic of Korea.

We hereby consent to the filing of this opinion as an exhibit to Amendment No. 1 to the Bank’s Form F-4 Registration Statement and to the reference to us under the heading “Legal Matters” in Amendment No. 1 to the Bank’s Form F-4 Registration Statement, without thereby admitting that we are “experts” under the Securities Act or the rules and regulations of the Commission thereunder for the purpose of any part of Amendment No. 1 to the Bank’s Form F-4 Registration Statement, including the exhibit as which the opinion is filed.

Sincerely yours,

/s/    Shin & Kim

Shin & Kim